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                               EXHIBIT 10(e)

                           RETIREMENT AGREEMENT


          THIS AGREEMENT is made this 31st day of December, 1996, between ALAN
W. OTT ("Mr. Ott") and CHEMICAL FINANCIAL CORPORATION ("Chemical"), and joined in by its subsidiaries, CHEMICAL BANK AND TRUST COMPANY ("Chemical Bank") and CHEMICAL BANK THUMB AREA ("Thumb Area");

          WHEREAS, Chemical is a bank holding company and a Michigan corporation; and

          WHEREAS, Chemical believes that its ability to conduct its business successfully is dependent upon retaining key management employees until such time as they retire; and

          WHEREAS, Mr. Ott has been employed in an important management and chief executive position with Chemical for over 30 years, and the parties desire to continue to maintain a relationship upon the terms and conditions set forth herein; and

          WHEREAS, Mr. Ott has determined to retire from the active management of Chemical, but has agreed to provide assistance and advice during the transition to a new chief executive;

          IT IS, THEREFORE, AGREED AS FOLLOWS:

          1. RETIREMENT. Effective the close of business December 31, 1996, Mr. Ott resigns and retires from his position as President and Chief Executive Officer of Chemical Financial Corporation and Chief Executive Officer of Chemical Bank. Mr. Ott shall continue to serve as a Director of Chemical, Chemical Bank, and Thumb Area and Chairman of the Board of Directors of Chemical and Chemical Bank, through December 31, 1997, without compensation for Directors' meetings. Mr. Ott may thereafter continue his service to Chemical for such time and in such role as Chemical and he deem appropriate.

          2. COMPENSATION AND BENEFITS. Chemical agrees to pay to Mr. Ott an annual salary of Fifty Thousand Dollars ($50,000.00), commencing on the first day of January, 1997, for a period of one year or until his death, if earlier. Payments to Mr. Ott will be made on the last business day of each month during the term of this Agreement.

          Mr. Ott shall be provided group health benefits in accordance with the terms of Chemical's Retiree Medical and Dental Plan. If at any time Chemical terminates any such insurance plan for its retirees, Chemical may also terminate such plan for Mr. Ott; if Chemical substitutes medical and hospitalization insurance plans for its retirees or provides additional medical



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or hospitalization insurance coverage for its retirees, then such substituted and/or additional insurance coverage shall be made available to Mr. Ott.

          3. COVENANT NOT TO COMPETE. Mr. Ott agrees that during the period that payments are being made to him hereunder, he shall not enter into employment or any form of equity ownership of any business which is competitive with the businesses related to, affiliated with, or managed by Chemical; provided, however, that the parties agree that this provision will be limited to a geographic area consisting of a fifty (50) mile radius from each existing business location of Chemical or any business related to, affiliated with, or managed by Chemical. In the event the Board of Directors of Chemical determines that Mr. Ott is in violation of this covenant not to compete, it shall give written notice to him. Mr. Ott shall have a period of ninety (90) days from the date of such notice to cease his competitive activity, and the payments hereunder shall continue during such period. If the competitive activity is not terminated within the ninety (90) day period, further payments hereunder shall cease. In the event of a dispute hereunder, the parties agree to submit their disagreement to arbitration. Nothing in this Section 3 shall be construed to prevent Mr. Ott from acquiring or holding, directly or indirectly, securities of any corporation or other entity the securities of which are listed for trading on any national or regional securities exchange or quoted on any automated quotation system sponsored by the National Association of Securities Dealers, Inc. as long as Mr. Ott's total beneficial ownership in any such corporation or entity does not exceed five percent (5%) of the total securities outstanding of such corporation or entity.

          4. NO ASSIGNMENT. This Agreement is personal to each party to this Agreement and no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the others.

          5. MODIFICATION. This Agreement supersedes all prior agreements with respect to the matters covered hereby, and no modification of this Agreement shall be valid unless it is in writing and signed by Chemical and by Mr. Ott.

          6. CONSTRUCTION. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan.

          7. HEADINGS. The paragraph headings in this Agreement are for convenient reference only, and shall not modify or amend the express terms hereof.

          8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.





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DATED:  _________________, 1996    ________________________________________
                                   Alan W. Ott


                                   CHEMICAL FINANCIAL CORPORATION


DATED:  _________________, 1996    By______________________________________

                                     Its __________________________________


                                   CHEMICAL BANK AND TRUST
                                   COMPANY


DATED:  _________________, 1996    By______________________________________

                                     Its __________________________________


                                   CHEMICAL BANK THUMB AREA


DATED:  _________________, 1996    By______________________________________

                                     Its __________________________________























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